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                                                                      EXHIBIT 12

                     THE HERTZ CORPORATION AND SUBSIDIARIES

   COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES (UNAUDITED)

                    (IN THOUSANDS OF DOLLARS EXCEPT RATIOS)

                                                              YEARS ENDED DECEMBER 31,
                                              --------------------------------------------------------
                                                1996        1995        1994        1993        1992
                                              --------    --------    --------    --------    --------
Income before income taxes................    $256,569    $172,344    $162,831    $102,450    $ 31,769
Interest expense..........................     309,249     323,871     284,438     256,718     310,481
Portion of rent estimated to represent the
  interest factor.........................      69,188      75,874      88,219      76,298      86,079
                                              --------    --------    --------    --------    --------
Earnings before income taxes and fixed
  charges.................................    $635,006    $572,089    $535,488    $435,466    $428,329
                                              ========    ========    ========    ========    ========
Interest expense (including capitalized
  interest)...............................    $309,843    $325,021    $284,855    $256,866    $310,538
Portion of rent estimated to represent the
  interest factor.........................      69,188      75,874      88,219      76,298      86,079
                                              --------    --------    --------    --------    --------
Fixed charges.............................    $379,031    $400,895    $373,074    $333,164    $396,617
                                              ========    ========    ========    ========    ========
Ratio of earnings to fixed charges........         1.7         1.4         1.4         1.3         1.1
                                              ========    ========    ========    ========    ========